UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	27-1840403
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.700% Medium-Term Notes, Series A, due April 15, 2030	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

No. 333-255862

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

Air Lease Corporation (the “Company”) hereby incorporates by reference herein the description of the Company’s €600,000,000 aggregate principal amount of 3.700% Medium-Term Notes, Series A, due April 15, 2030 (the “Notes”) to be registered hereunder set forth under (i) “Description of Debt Securities” in the Prospectus dated May 7, 2021 (the “Base Prospectus”), (ii) “Description of Notes” in the Prospectus Supplement thereto dated May 7, 2021 (the “Prospectus Supplement”), which was filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Act”), and (iii) “Description of Notes” in the Pricing Supplement thereto dated March 20, 2024 (the “Pricing Supplement”), which was filed pursuant to Rule 424(b)(2) under the Act. The Base Prospectus, Prospectus Supplement and Pricing Supplement were each filed with the Securities and Exchange Commission in connection with the Registration Statement of the Company on Form S-3ASR (File No. 333-255862).

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Form of Note representing Air Lease Corporation’s €600,000,000 aggregate principal amount of 3.700% Medium-Term Notes, Series A, due April 15, 2030 (filed herewith).
4.2	Indenture, dated as of November 20, 2018, by and between Air Lease Corporation and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.4 of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Air Lease Corporation filed on November 20, 2018).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 27, 2024

AIR LEASE CORPORATION

By:	/s/ Gregory B. Willis
Name: Gregory B. Willis
Title: Executive Vice President and Chief Financial Officer